EXHIBIT 24.1

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Funding Mortgage Securities I, Inc.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Residential Funding Mortgage Securities I, Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                    TITLE                        DATE

/s/Bruce J. Paradis          Director and President              May 2, 2001
Bruce J. Paradis             (Principal Executive Officer)



/s/Davee L. Olson            Executive Vice President and        May 2, 2001
Davee L. Olson               Chief Financial Officer
                             (Principal Financial Officer)


/s/David C. Walker
David C. Walker              Director                            May 2, 2001


/s/Jack R. Katzmark
Jack R. Katzmark             Controller (Principal               May 2, 2001
                             Accounting Financial)

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